Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333-81029) of our report dated February 2, 1999 relating to the financial statements and financial statement schedule, which appears in Triton Energy Limited's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers  LLP
Dallas,  Texas
December  13,  1999